UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2014

FIRST WEST VIRGINIA BANCORP, INC.

(Exact name of registrant as specified in its charter)

West Virginia	1-13652	55-6051901
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Warwood Avenue, Wheeling, West Virginia	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 277-1100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2014, the Board of Directors of First West Virginia Bancorp, Inc. (the “Company”) appointed Joseph M. Menendez to serve on the Board of Directors of the Company and to serve on the Board of Directors of Progressive Bank, N.A., its wholly owned subsidiary bank. The appointment was effective immediately.

Mr. Menendez is a Certified Public Accountant and serves as the Chief Financial Officer of Tecnocap LLC, an international manufacturing company.

Mr. Menendez received a Bachelor of Science in Business Administration with a concentration in Accounting from West Virginia University in 1996. He also obtained a Master of Professional Accountancy from West Virginia University in 1997. Mr. Menendez is a member of the American Institute of Certified Public Accountants and a member of the West Virginia Society of CPA’s.

Mr. Menendez will serve on the Company’s Audit Committee of the Board of Directors.

Mr. Menendez is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no agreement or understanding pursuant to which Mr. Menendez was appointed a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

FIRST WEST VIRGINIA BANCORP, INC.
(Registrant)

/s/ Francie P. Reppy
Francie P. Reppy
Executive Vice President, Chief Administrative Officer and Chief Financial Officer

Date: March 17, 2014